Exhibit 10.6

RSP PERMIAN, L.L.C.

3141 Hood Street, Suite 701

Dallas, Texas 75219

                        , 2014

ACTOIL, LLC

730 Third Avenue

New York, New York 10017

Ladies and Gentlemen:

Reference is made to the following:

(a)                                 Letter Agreement, dated November 13, 2013 (the “Letter Agreement”), by and between RSP Permian L.L.C., a Delaware limited liability company (“RSP”) and ACTOIL, LLC, a Delaware limited liability company (“ACTOIL”);

(b)                                 Master Contribution Agreement, dated                     , 2014 (the “Contribution Agreement”), by and among RSP Permian, Inc., a Delaware corporation (the “Company”), RSP Permian Holdco, L.L.C., a Delaware limited liability company (“HoldCo”), RSP, Rising Star Energy Development Co., L.L.C., a Delaware limited liability company, Ted Collins, Jr., an individual residing in the state of Texas, Wallace Family Partnership, LP, a Texas limited partnership, Collins & Wallace Holdings, LLC, a Texas limited liability company, and Pecos Energy Partners, L.P., a Texas limited partnership (collectively, the “Contribution Agreement Parties”);

(c)                                  the Registration Statement on Form S-1 (Registration No. 333-192268) initially filed by the Company with the Securities and Exchange Commission on November 12, 2013, as amended thereafter (the “Registration Statement”); and

(d)                                 the Form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This letter is sometimes referred to as the “Conveyance Letter.”

1.                                      RSP and the Company are pursuing an underwritten initial public offering (the “IPO”), as contemplated by the Registration Statement and the Underwriting Agreement.  In furtherance of the Letter Agreement, ACTOIL hereby agrees that, subject only to the occurrence of the Initial Delivery Date (as defined in the Underwriting Agreement), the enclosed Assignment of Net Profits Overriding Royalty Interest (the “Assignment”), immediately prior to the Initial Delivery Date (but effective as of 6:59 a.m. (Central time) on the date of the Initial Delivery Date (the “Effective Time”)), contributes, assigns, transfers and conveys all of its right, title and interest in and to the net profits interests and related assets described in the Assignment (the “ACTOIL Assets”) to RSP in exchange for 10,816,626 shares of common stock, par value

$0.01 per share (the “Common Stock”), of the Company (the “ACTOIL Consideration,” and such exchange the “ACTOIL Exchange”), which shares shall be issued at the Effective Time.  For purposes of the Letter Agreement, as of the Preliminary Prospectus Date (as defined in the Letter Agreement), the estimated amount of the Adjusted Enterprise Value (as defined in the Letter Agreement) is $1,383,813,670 and the estimated amount of the Aggregate Deficit Balances (as defined in the Letter Agreement) is $9,092,059.  The ACTOIL Consideration will be subject to the true-up provisions described in the Letter Agreement (the “ACTOIL True-Ups”); provided, that, for the avoidance of doubt, the ACTOIL True-Ups are between HoldCo and ACTOIL, and accordingly the Company will not pay any cash or other consideration nor receive any cash or other consideration in respect of such ACTOIL True-Ups.  For illustrative purposes only, Annex 1 attached to this Conveyance Letter includes examples of the ACTOIL True-Ups.  If the Initial Delivery Date is not consummated for any reason by February 14, 2014, then, upon written notice by either RSP or ACTOIL to the other, this Conveyance Letter shall automatically terminate and be given no further force or effect.

2.                                      In accordance with the Letter Agreement and pursuant to the Contribution Agreement, RSP’s rights with respect to the Indemnity Escrow referenced in the December 2012 Agreement (as defined in the Letter Agreement) are being transferred to Holdco prior to the consummation of the IPO.  ACTOIL shall continue to have its rights with respect to such Indemnity Escrow as provided in the December 2012 Agreement, and such Indemnity Escrow shall not be considered in the calculation of Adjusted Enterprise Value or the Final Adjusted Enterprise Value for purposes of the Letter Agreement.

3.                                      Unless required to do so as a result of a final determination (as defined in Section 1313 of the Code), ACTOIL agrees that it will not make any tax filing or otherwise take any position inconsistent with (a) the qualification of the ACTOIL Exchange, the exchanges described in the Contribution Agreement, and the IPO (collectively, the “Transactions”) as a transaction described in Section 351 of the Code and (b) the treatment of any payment required pursuant to the ACTOIL True-Ups or the true-up pursuant to Section 3.1 of the Contribution Agreement as consideration for the sale or exchange of Common Stock between the Contribution Agreement Parties and ACTOIL subsequent to ACTOIL and each such Contribution Agreement Party being deemed to have received its proportionate share of Common Stock as part of the Transactions pursuant to Treasury Regulation Section 1.351-1(b).  The U.S. federal income tax treatment of the Transactions described in the preceding sentence is referred to herein as the “Tax Treatment”.  If ACTOIL becomes aware of any audit, inquiry, litigation or other proceeding relevant to the Tax Treatment, ACTOIL shall promptly notify the Contribution Agreement Parties of such proceeding, and ACTOIL and the Contribution Agreement Parties shall use reasonable efforts to cooperate with respect to such proceeding.

4.                                      ACTOIL represents and warrants to the Company (and for the benefit of the Indemnitees, as defined below) that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as immediately prior to the Initial Delivery Date with respect to ACTOIL: (a) neither ACTOIL nor, to ACTOIL’s knowledge, any direct or indirect owner of ACTOIL has (x) any current plan or intention during the Lock-Up Period (as defined in the Lock-Up Agreement), (y) any agreement, arrangement or understanding, or (z) engaged in any material negotiations, related to (i) engaging in the

Transactions, other than pursuant to this Conveyance Letter and any agreements referenced herein and the Registration Statement, (ii) selling, exchanging, hedging, constructively selling or otherwise disposing of the Common Stock to be received by ACTOIL pursuant to the ACTOIL Exchange, except to the extent that any payments are required pursuant to the ACTOIL True-Ups, or, in the case of the case of a direct or indirect owner of ACTOIL, its direct or indirect interests in ACTOIL, (iii) acquiring or retaining any rights in either the ACTOIL Assets or any interests or assets to be contributed to the Company pursuant to the Contribution Agreement, (iv) releasing or waiving of any of the restrictions set forth in the Lock-Up Agreement, as defined below, (v) allowing any person other than ACTOIL to exercise control over the voting of the Common Stock received by ACTOIL in connection with the ACTOIL Exchange, (vi) placing any Common Stock to be issued to ACTOIL in escrow or issuing such Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement, (vii) creating, extinguishing or modifying any indebtedness between ACTOIL and either the Company or RSP as a result of the Transactions, except for any de minimis advances made in connection with joint operations and the development of wells, or (viii) issuing Common Stock to ACTOIL other than solely for the ACTOIL Assets contributed, directly or indirectly, by ACTOIL to the Company in connection with the ACTOIL Exchange, except to the extent that any payments are required pursuant to the ACTOIL True-Ups; (b) the aggregate fair market value of the ACTOIL Assets to be contributed, directly or indirectly, by ACTOIL to the Company in connection with the ACTOIL Exchange exceeds the sum of any liabilities that will be assumed or deemed to be assumed by the Company for U.S. federal income tax purposes with respect to such ACTOIL Assets, including any expenses paid by the Company on behalf of ACTOIL in connection with the Transactions; (c) ACTOIL is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code); and (d) to ACTOIL’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Conveyance Letter, any agreements referenced herein and the Registration Statement.

5.                                      ACTOIL is an “Accredited Investor” as defined in the Securities Act of 1933, as amended, and is acquiring the ACTOIL Consideration, for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act.  ACTOIL has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of this Conveyance Letter with the Company’s management.  ACTOIL acknowledges and agrees that the Company shall place a legend in substantially the following form on certificates representing the ACTOIL Consideration:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

6.                                      From and after the consummation of the IPO, ACTOIL shall indemnify, defend and hold harmless each Contribution Agreement Party and such Contribution Agreement Party’s affiliates, and its and its affiliates’ respective directors, officers, managers, members, partners, stockholders, employees, agents and representatives, as applicable (the “Indemnitees”), from any and all damages, losses, obligations, liabilities, payments, costs and expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and expert witnesses), whether known or unknown, contingent or vested, matured or unmatured, that are or may be suffered or incurred by any such Indemnitee arising out or relating to a breach of any representation, warranty, covenant, agreement or obligation of ACTOIL set forth in Section 3 or Section 4; provided that such indemnity shall apply only to the extent that such breach adversely affects the Tax Treatment and such adverse effect results in damages, losses, obligations, liabilities, payments, costs and/or expenses that are suffered or incurred by an Indemnitee.

7.                                      ACTOIL hereby agrees that in connection with the IPO it will execute and deliver a lock-up agreement in the form attached to the Underwriting Agreement (the “Lock-Up Agreement”).

8.                                      At the closing of the ACTOIL Exchange, ACTOIL shall deliver to Company a certification of non-foreign status with respect to its regarded owner, in a form consistent with Treasury Regulation Section 1.1445-2(b)(2)(iv)(i).

9.                                      This Conveyance Letter, the Letter Agreement and the agreements and instruments referenced in this Conveyance Letter and/or the Letter Agreement to which ACTOIL and RSP are parties constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto pertaining to the subject matter hereof.  No supplement, amendment, alteration, modification, waiver or termination of this Conveyance Letter shall be binding unless executed in writing by the parties hereto and specifically referencing this Conveyance Letter as being supplemented, amended, altered, modified, waived or terminated.  Each of the Indemnitees is an express third party beneficiary of Sections 3, 4 and 6 of this Conveyance Letter.

10.                               THIS CONVEYANCE LETTER AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

11.                               All notices and other communications required or permitted under this Conveyance Letter shall be given consistent with Section 8 of the Letter Agreement.

12.                               Each of the parties hereto hereby waives any consent rights, preferential purchase rights or other rights it may have to approve or participate in the contributions or exchanges contemplated by this Conveyance Letter or by the Contribution Agreement.

[The remainder of this page is left intentionally blank.]

In order to evidence your agreement with the foregoing, please sign a copy of this Conveyance Letter in the space provided below and return such signed copy to the undersigned.

Sincerely,

RSP Permian, L.L.C.

By:
Name:
Title:

RSP Permian, Inc.

By:
Name:
Title:

RSP Permian Holdco, L.L.C.

By:
Name:
Title:

Accepted and agreed:

ACTOIL, LLC

By:
Name:
Title:

Annex 1

Example of the ACTOIL True-Up

[See attached]

Annex 1

Post-Closing Adjustment for Final Adjusted Enterprise Value

Assumes IPO Midpoint Price of $20.00 per share; 7.5mm Primary Shares Offered; 12.5mm Secondary Shares Offered; and 72.5mm Shares Outstanding at IPO

Final Adjusted Enterprise Value Adjustments for Illustrative Purposes Only

			Preliminary Prospectus		Actual Offering	Final Adjusted	Post-Closing
			$ Amount	# of Shares	Value of Shares	Enterprise Value	Adjustments
Adjusted Enterprise Value Calculations							
Price per Share			**$20.00**		**$21.00**	**$21.00**	
Pre-IPO Value			**$1,050,000,000**			**$1,102,500,000**	
(i)	Total IPO Proceeds / Percentage of Shares Sold		$1,450,000,000			$1,522,500,000	
(ii)	Percentage of Shares Not Sold		72.4%			72.4%	
Adjusted Enterprise Value			**$1,383,813,670**			**$1,464,829,297**	
(i)	Pre-IPO Value		$1,050,000,000			$1,102,500,000	
(ii)	Plus: Consolidated Long-Term Indebtedness		$126,154,996			$130,000,000	
(iii)	Minus: Consolidated Cash & Cash Equivalents		($10,691,650)			($5,000,000)	
(iv)	Plus: Net Proceeds Received by Selling Equityholders		$250,000,000			$262,500,000	
(v)	Minus: Consolidated Net Working Capital		($14,305,735)			($7,500,000)	
(vi)	Minus: Consolidated Mark-to-Market Value of Hedges		$276,761			($50,000)	
(vii)	Minus: Non-reserve, Non-current Assets		($5,482,825)			($5,482,825)	
(viii)	Minus: Acquisition Costs Incurred by RSP		($12,137,878)			($12,137,878)	
Adjusted Enterprise Value Calculations							
Ted Collins, Jr.		14.393%	$199,177,837			$210,838,740	
Wallace Family Partnership, LP		14.393%	$199,177,837			$210,838,740	
Collins & Wallace Holdings, LLC		3.131%	$43,323,055			$45,859,411	
ACTOIL, LLC		16.214%	$224,374,316			$237,510,352	
Rising Star Development Co		2.727%	$37,731,064			$39,940,036	
Pecos Operating		0.152%	$2,103,397			$2,226,541	
RSP Permian, LLC		48.990%	$677,926,166			$717,615,478	
Total			**$1,383,813,670**			**$1,464,829,297**	
Adjustments to Participant Share at IPO							
Non-reserve, Non-current Assets							
Total Attributable Non-reserve, Non-current Assets			$4,201,063			$4,201,063	
Ted Collins, Jr.		14.393%	$604,676			$604,676	
Wallace Family Partnership, LP		14.393%	$604,676			$604,676	
ACTOIL, LLC		25.000%	$1,050,266			$1,050,266	
Rising Star Development Co			$28,306			$28,306	
Aggregate Deficit Accounts							
ACTOIL, LLC			($9,092,059)			($9,000,000)	
Participant Share at IPO							
Ted Collins, Jr.			**$199,782,513**	**9,989,126**	**$209,771,638**	**$211,443,416**	**$1,671,778**
Wallace Family Partnership, LP			**$199,782,513**	**9,989,126**	**$209,771,638**	**$211,443,416**	**$1,671,778**
Collins & Wallace Holdings, LLC			**$43,323,055**	**2,166,153**	**$45,489,207**	**$45,859,411**	**$370,204**
ACTOIL, LLC			**$216,332,523**	**10,816,626**	**$227,149,149**	**$229,560,618**	**$2,411,468**
Rising Star Development Co			**$37,759,370**	**1,887,968**	**$39,647,338**	**$39,968,342**	**$321,004**
Pecos Operating			**$2,103,397**	**105,170**	**$2,208,567**	**$2,226,541**	**$17,974**
RSP Permian, LLC			**$600,916,630**	**30,045,832**	**$630,962,462**	**$624,498,257**	**($6,464,205)**
Total			**$1,300,000,000**	**65,000,000**	**$1,365,000,000**	**$1,365,000,000**	**$0**

Post-Closing Adjustment for Actual Interim Period Net Income vs. Allocated Interim Period Net Income Interim Period is the period between October 1, 2013 and the IPO Exchange Date All Calculations for Interim Period Net Income for Illustrative Purposes Only Allocated Interim Period Net Income Aggregate Interim Period Wallace Family Collins & Wallace Rising Star Net Income RSP Permian, LLC Ted Collins, Jr. Partnership, LP Holdings, LLC ACTOIL, LLC Development Co Pecos Operating Allocation % 100.0000% 48.9897% 14.3934% 14.3934% 3.1307% 16.2142% 2.7266% 0.1520% Sales of Oil & Gas $53,691,045 $26,303,082 $7,727,967 $7,727,967 $1,680,906 $8,705,573 $1,463,940 $81,610 Lease Operating Expenses ($7,384,699) ($3,617,742) ($1,062,909) ($1,062,909) ($231,193) ($1,197,370) ($201,351) ($11,225) Severance and Ad Valorem Taxes ($3,933,854) ($1,927,183) ($566,215) ($566,215) ($123,157) ($637,843) ($107,260) ($5,979) Capital Expenditures ($42,370,540) ($20,757,200) ($6,098,561) ($6,098,561) ($1,326,494) ($6,870,044) ($1,155,275) ($64,403) Allocated Interim Period Net Income $1,952 $956 $281 $281 $61 $317 $53 $3 Actual Interim Period Net Income Aggregate Interim Period Wallace Family Collins & Wallace Rising Star Net Income RSP Permian, LLC Ted Collins, Jr. Partnership, LP Holdings, LLC ACTOIL, LLC Development Co Pecos Operating Sales of Oil & Gas $53,691,045 $22,276,253.39 $8,264,877 $8,264,877 $2,754,726 $9,242,484 $2,269,306 $618,521 Lease Operating Expenses ($7,384,699) ($3,063,889.43) ($1,136,756) ($1,136,756) ($378,887) ($1,271,217) ($312,122) ($85,072) Severance and Ad Valorem Taxes ($3,933,854) ($1,632,144.12) ($605,554) ($605,554) ($201,834) ($677,181) ($166,268) ($45,318) Capital Expenditures ($42,370,540) ($17,579,409.93) ($6,522,267) ($6,522,267) ($2,173,905) ($7,293,749) ($1,790,833) ($488,109) Actual Interim Period Net Income $1,952 $810 $300 $300 $100 $336 $83 $22 Post-Closing Adjustments Aggregate Interim Period Wallace Family Collins & Wallace Rising Star Net Income RSP Permian, LLC Ted Collins, Jr. Partnership, LP Holdings, LLC ACTOIL, LLC Development Co Pecos Operating Post-Closing Adjustments – ($146) $20 $20 $39 $20 $29 $20

ASSIGNMENT OF NET PROFITS OVERRIDING ROYALTY INTEREST

(ACTOIL NPIs)

STATE OF TEXAS	§
§
COUNTIES OF	§

This Assignment of Net Profits Overriding Royalty Interest (this “Assignment”), is made by ACTOIL, LLC, a Delaware limited liability company, whose address is 730 Third Avenue, New York, New York 10017 (“Assignor”) to RSP PERMIAN, L.L.C., a Delaware limited liability company (“Assignee”), whose address is 3141 Hood St, Dallas, TX 75219, and is effective as of 6:59 a.m. (Central Time) on [      ], 2014 (the “Effective Time”).

RECTIALS

WHEREAS, Assignor, Assignee and certain other persons, as applicable, are parties to that certain Letter Agreement, dated November 13, 2013 (as amended, restated or supplemented from time to time, the “Letter Agreement”);

WHEREAS, in accordance with the terms of the Letter Agreement, Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, the Conveyed Interests (as defined below);

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the promises contained herein and in the Letter Agreement, the benefits to be derived by each party hereunder and under the Letter Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS

Upon the terms and conditions of the Letter Agreement and this Assignment, Assignor does hereby CONTRIBUTE, ASSIGN, TRANSFER, CONVEY, GRANT, BARGAIN, SET OVER AND DELIVER unto Assignee all of Assignor’s right, title and interest in or to the net profits interests, overriding royalty interests, carried interests, reversionary interests and all other similar interests described in the assignments, conveyances, memorandum and/or agreements listed on Exhibit A attached hereto (the “NPI Interests”), all contracts and agreements relating to or creating the NPI Interests and all right and warranties given with respect to the NPI Interests (collectively, the “Conveyed Interests”).

TO HAVE AND TO HOLD the Conveyed Interests, together with all and singular the rights, privileges and appurtenances thereto or in any way belonging unto Assignee and its successors and assigns forever, subject to and in accordance with the terms of this Assignment and the Letter Agreement.

Assignor hereby binds itself, its successors and assigns, to warrant and forever defend all and singular title to the Conveyed Interests unto Assignee, its successors and assigns, against adverse title claims, liens, mortgages and encumbrances by every person whomsoever lawfully claiming or to claim the same arising by, through or under Assignor but not otherwise.

This Assignment is expressly subject to the terms and conditions of the Letter Agreement.  If there is a conflict between the terms of this Assignment and the Letter Agreement, the terms of the Letter Agreement shall control.

This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

Assignor agrees to execute and deliver such further documents and instruments, including any separate assignments on any forms required by any governmental authority, as may be necessary to affect such intent.  To the extent the foregoing requires the execution and delivery of any such other documents or instruments, such documents and instruments shall be subject to the terms hereof and shall not alter or amend in any respect the terms hereof.

THIS ASSIGNMENT (INCLUDING ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS ASSIGNMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS ASSIGNMENT) AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

This Assignment may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of [    ], 2014, but effective for all purposes as of the Effective Time.

ASSIGNOR:

ACTOIL, LLC

By:
Name:
Title:

ACKNOWLEDGMENT

THE STATE OF TEXAS	§
§
COUNTY OF	§

The forgoing instrument was acknowledged before me on this the              day of               ,  by                         ,                        of ACTOIL, LLC, on behalf of said company.

Notary Public in and for
The State of Texas

ASSIGNEE:

RSP PERMIAN, L.L.C.

By:
Name:
Title:

ACKNOWLEDGMENT

THE STATE OF TEXAS	§
§
COUNTY OF	§

The forgoing instrument was acknowledged before me on this the            day of                    , by                   ,                               of RSP Permian, L.L.C., on behalf of said company.

Notary Public in and for
The State of Texas